Exhibit 10.24

CONFIDENTIAL TREATMENT

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT MARKED WITH ASTERISKS

[Execution Version]

SECOND AMENDMENT TO CREDIT AGREEMENT
AND OTHER LOAN DOCUMENTS

This SECOND AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”), dated as of March 19, 2015, is entered into by and among PAR TECHNOLOGY CORPORATION, a Delaware corporation, AUSABLE SOLUTIONS, INC., a Delaware corporation, PAR GOVERNMENT SYSTEMS CORPORATION, a New York corporation, PAR SPRINGER-MILLER SYSTEMS, INC., a Delaware corporation, ROME RESEARCH CORPORATION, a New York corporation, SPRINGER-MILLER INTERNATIONAL, LLC, a Delaware limited liability company, PARTECH, INC., a New York corporation, and BRINK SOFTWARE, INC., a California corporation (individually and collectively, jointly and severally, the “Borrowers” or the “Loan Parties”) and JPMORGAN CHASE BANK, N.A. (“Lender”).

BACKGROUND

Lender and the Loan Parties are parties to a certain Credit Agreement, dated as of September 9, 2014, as amended as of the date hereof (as the same may be further amended, modified, extended or restated from time to time, the “Credit Agreement”) pursuant to which Lender has agreed to make certain financial accommodations available to Loan Parties from time to time pursuant to the terms and conditions thereof.

The Loan Parties have requested that Lender agree to amend the Credit Agreement and certain other Loan Documents, and Lender has agreed to amend the Credit Agreement and such other Loan Documents subject to the terms and conditions set forth herein.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

1.                   Amendments to Credit Agreement. As of the effective date of this Amendment, the Credit Agreement is amended as follows:

(a)                 Section 1.01 - Additional Definitions.  Section 1.01 of the Credit Agreement is amended by adding the following new definitions, in alphabetical order, to read in their entirety as follows:

“Amendment No. 2” shall mean that certain Second Amendment to Credit Agreement and other Loan Documents, dated March 19 2015, by and among Borrowers and Lender.

“Initial FCCR Compliance Date” shall mean, commencing with the calendar month ending June 30, 2016 and for each monthly period thereafter, Borrowers have delivered a Compliance Certificate demonstrating compliance with the financial covenant set forth in Section 6.13(a).

(b)                Section 1.01 - Amended Definition.  The definition of “Trigger Period” appearing in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Trigger Period” means the period beginning on the effective date of Amendment No. 2 through and including the Initial FCCR Compliance Date and any period (a) during which an Event of Default has occurred and is continuing or (b) commencing when Availability is less than the greater of $4,500,000 and 18% of the Revolving Commitment and ending when Availability for thirty (30) consecutive days has been greater than the greater of $4,500,000 and 18% of the Revolving Commitment.

(c)                 Section 4.02(c) - Each Credit Event.  Subsection (c) of Section 4.02 of the Credit Agreement is amended and restated in its entirety to read as follows:

(c)            Until the Initial FCCR Compliance Date, after giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Borrowers shall be in compliance with Section 6.13(c) and, from and after the Initial FCCR Compliance Date, Availability shall not be less than $0.

(d)                 Section 5.01(h) - Weekly Reporting for Restaurant Division.  Subsection (h) of Section 5.01 of the Credit Agreement is amended by deleting the final paragraph appearing immediately after sub-clause (v) thereof (beginning with “provided, that, during a Trigger Period…” and ending with “…due monthly as set forth above.”) and substituting the following therefor:

provided, that, during a Trigger Period occurring under clause (a) or (b) of the definition thereof, all such Borrowing Base Certificates, agings, schedules, worksheets, reconciliations and other reports and information required to be delivered under this clause (h) shall be due within two (2) Business Days after the end of each calendar week; except, that, all worksheets, reconciliations and reports relating to Inventory shall continue to be due monthly as set forth above; and, provided further, that, from and after the effective date of Amendment No. 2 and continuing until the Initial FCCR Compliance Date, all such agings, schedules, worksheets, reconciliations and other reports and information required to be delivered under this clause (h), which pertain to Borrowers’ Accounts arising from, or relating to, Borrowers’ restaurant division and/or restaurant operations, shall be due within two (2) Business Days after the end of each calendar week.

(e)                 Section 5.06 - Books and Records; Inspection Rights.  Section 5.06 of the Credit Agreement is amended and restated in its entirety to read as follows:

SECTION 5.06.  Books and Records; Inspection Rights.  Each Loan Party will, and will cause each Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Lender (including employees of the Lender, or any consultants, accountants, lawyers, agents and appraisers retained by the Lender, upon reasonable prior notice, to visit and inspect its properties, to conduct at the Loan Party’s premises, field examinations of the Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, that, (A) from and after the effective date of Amendment No. 2 and continuing until the Initial FCCR Compliance Date and so long as no Default or Event of Default has occurred, the Lender shall conduct no more than three (3) such field examinations per year at the Loan Parties’ expense, (B) from and after the Initial FCCR Compliance Date and so long as no Default or Event of Default has occurred, the Lender shall conduct no more than two (2) such field examinations per year at the Loan Parties’ expense, and (C) from and after the occurrence of a Default or an Event of Default, there shall be no limitation on the number or frequency of such field examinations at the Loan Parties’ sole cost and expense.  The Loan Parties acknowledge that the Lender, after exercising its rights of inspection, may prepare certain Reports pertaining to the Loan Parties’ assets for internal use by the Lender.

(f)                  Section 6.13 – Financial Covenants.  Section 6.13 of the Credit Agreement is amended and restated in its entirety to read as follows:

SECTION 6.13.  Financial Covenants.

(a)            Fixed Charge Coverage Ratio.  The Borrowers will not permit the Fixed Charge Coverage Ratio, as of the end of any calendar month, commencing with the calendar month ending June 30, 2016, to be less than 1.1 to 1.0.

(b)            Minimum EBITDA.  The Borrowers shall have, at the end of each calendar quarter set forth below, EBITDA for the 12-month period then ended of not less than the following:

Quarter Ending	EBITDA

September 30, 2014	****

December 31, 2014	****

March 31, 2015	****

June 30, 2015	****

September 30, 2015	****

December 31, 2015	****

March 31, 2016	****

(c)                 Minimum Availability.  Borrowers will maintain Availability as described below:

(i)	beginning with the effective date of Amendment No. 2 and continuing until the close of business on April 3, 2015, Borrowers will not permit Availability (calculated as of the end of each Business Day) to be less than $2,500,000 for five (5) or more consecutive Business Days; and

(ii)	beginning April 4, 2015 until the Initial FCCR Compliance Date, Borrowers will not permit Availability (calculated as of the end of each Business Day) to be less than: (A) $4,000,000 for three (3) or more consecutive Business Days, and (B) $2,000,000 at any time.

2.                   Amendments to Loan Documents – Pledge and Security Agreement.  Exhibit B to that certain Pledge and Security Agreement, dated September 9, 2014, by and among Borrowers and Lender, is hereby amended and restated in its entirety and replaced with “Exhibit B” appearing on Annex 1 hereto.

3.                   Cash Dominion.  The Loan Parties hereby acknowledge that, as of the effective date of this Amendment, a Trigger Period has occurred and is continuing.  As a result,  Lender has elected to exercise dominion over the cash of the Loan Parties pursuant to the Credit Agreement and other Loan Documents.   Specifically (but without limitation), Lender has elected to apply amounts deposited in the Collection Account in accordance with Section 2.09(b) of the Credit Agreement during a Trigger Period.  Lender may, from time to time, elect not to exercise certain other rights or remedies afforded to Lender during  a Trigger Period.  Lender’s election to not exercise any right or remedy afforded to Lender during a Trigger Period shall not be deemed a waiver of any such right or remedy and shall not limit, impair or otherwise affect the right of Lender to exercise, at any time, any such right or remedy during a Trigger Period.

4.                  Conditions Precedent.  This Amendment shall be effective as of the date the following conditions are satisfied: (a) Borrowers shall cause its affiliate, ParTech (Shanghai) Co. Ltd. (“Shanghai”), to issue a dividend to ParTech, Inc. in respect of the Equity Interest of Shanghai owned by ParTech, Inc. in an amount of not less than $4,295,704.00, the proceeds of which, shall be deposited in the Account represented by Account No: ****; (b) receipt by Lender of this Amendment, together with any other Loan Documents executed and delivered in connection herewith, in each instance, in form and substance satisfactory to Lender in its sole discretion, and duly authorized, executed and delivered by each of the Loan Parties; and (c) Lender’s charging, as a Revolving Advance, of all fees, costs and other amounts payable by the Loan Parties to Lender pursuant to, or arising from, this Amendment, the Credit Agreement or any other Loan Documents.

5.	Provisions of General Application.

(a)                 This Amendment is a Loan Document.   The Credit Agreement, as supplemented hereby, shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver as original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

(b)                The Loan Parties (a) acknowledge and agree that no right of offset, defense, counterclaim, claim or objection exists in favor of any Loan Party against Lender arising out of or with respect to the this Amendment, Credit Agreement, any other Loan Document or any other arrangement or relationship between the Loan Parties and Lender, and (b) release, acquit, remise and forever discharge Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action, whether at law or in equity and whether known or unknown, arising out of or with respect to this Amendment, the Credit Agreement, any other Loan Document or any other arrangement or relationship between the Loan Parties and Lender.

(c)                All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

(d)                 After giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except to the extent that such representation or warranty expressly relates to an earlier date) and no Default or Events of Default shall have occurred and be continuing under the Credit Agreement after giving effect to this Amendment.

6.                  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PAR TECHNOLOGY CORPORATION

By:	/s/
Name:	Ronald J. Casciano
Title:	CEO & President

AUSABLE SOLUTIONS, INC.

By:	/s/
Name:	Ronald J. Casciano
Title:	Treasurer

PAR GOVERNMENT SYSTEMS CORPORATION

By:	/s/
Name:	Ronald J. Casciano
Title:	Treasurer

PAR SPRINGER-MILLER SYSTEMS, INC.

By:	/s/
Name:	Ronald J. Casciano
Title:	Treasurer

ROME RESEARCH CORPORATION

By:	/s/
Name:	Ronald J. Casciano
Title:	Treasurer

Second Amendment to Credit Agreement and other Loan Documents

SPRINGER-MILLER INTERNATIONAL, LLC

By:	/s/
Name:	Ronald J. Casciano
Title:	Treasurer

PARTECH, INC.

By:	/s/
Name:	Ronald J. Casciano
Title:	Treasurer

BRINK SOFTWARE, INC.

By:	/s/
Name:	Ronald J. Casciano
Title:	Treasurer

Second Amendment to Credit Agreement and other Loan Documents

JPMORGAN CHASE BANK, N.A.

By:	/s/
Name:	Marie C. Duhamel
Title:	Authorized Officer

Second Amendment to Credit Agreement and other Loan Documents